                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-61409) and Registration Statement (Form S-4 No. 333-60355) of AIMCO Properties, L.P. and in the related Prospectuses of our report dated January 24, 2001, except for Note 23, as to which the date is March 29, 2001, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



                              /s/ ERNST & YOUNG LLP



Denver, Colorado
April 12, 2001